Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Fourth Quarter and Full Year 2022 Results
Continued improvement in net income and adjusted EBITDA
Company provides financial guidance for the full year 2023
Board Declares Regular Quarterly Dividend
Alexandria, Va. (February 22, 2023) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the fourth quarter and full year ended December 31, 2022. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on March 30, 2023, to stockholders of record on March 16, 2023.
Recent Highlights:
•Strategic business plan continued to progress in the fourth quarter as the Company generated net income of $24.2 million, or $1.21 per diluted share, compared to a net loss of $16.7 million, or $0.86 per diluted share in the prior year period
•The fourth quarter 2022 benefit from income taxes increased due to a $21.9 million non-cash gain related to the release of the previously established valuation allowance for net operating losses and research and development tax credits
•For the full year 2022, the Company generated $24.5 million of adjusted EBITDA, excluding one-time costs related to the strategic business plan(1)
•With the renewed focus on Spok Care Connect® clients, full year 2022 software operations bookings totaled $24.7 million, a 16.6% year-over-year increase
•Fourth quarter 2022 software operations bookings included 17 six figure new customer contracts, bringing the full year total to 66 new contracts worth over six figures
•Fourth quarter 2022 wireless average revenue per unit was $7.50, up 3.3% year-over-year, with units in service down only 3.5% for the full year 2022
•Capital returned to stockholders in 2022 totaled $25.0 million in the form of the Company’s regular quarterly dividend
•Cash, cash equivalents and short-term investments balance of $35.8 million on December 31, 2022, and no debt

Spok.com

Exhibit 99.1
NEWS RELEASE
•In October, Spok released the results of its 12th annual survey on communications in healthcare, with more than 200 participants from around the U.S. responding to questions regarding the state of communication at their respective organizations.

"I am proud of what the Spok team has been able to accomplish in 2022 and believe that we have established a solid foundation for the future as we continue to execute our focus on generating cash flow and returning capital to stockholders,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “Last year, we made progress in several key performance areas, including wireless trends, software bookings and backlog levels, as well as expense management, as we aligned our cost structure with our business plan. In 2023 we will continue to invest in a targeted and limited manner in our Spok Care Connect solutions and leverage the traction that our sales team generated through the 66 six figure new customer contracts booked last year and the growth in our sales pipeline. Spok will also take advantage of new wireless technologies, such as our GenA™ pager, to further minimize unit churn and support average revenue per unit. Going forward, we believe our extensive experience operating our established communication solutions will create significant value for stockholders by maximizing revenue and cash flow generation.”

1) Annual adjusted EBITDA, excluding one-time costs related to the strategic business plan, of $24.5 million is equal to Adjusted EBITDA excluding $7.5 million of payroll and related, and $2.0 million of non-payroll Spok Go and other outside services costs.

Spok.com

Exhibit 99.1
NEWS RELEASE

Financial Highlights:

	For the three months ended December 31,			For the year ended December 31,
(Dollars in thousands)	2022	2021	Change (%)	2022	2021	Change (%)
Revenue
Wireless revenue
Paging revenue	$18,450	$18,513	(0.3)%	$73,323	$75,845	(3.3)%
Product and other revenue	571	690	(17.2)%	2,299	2,981	(22.9)%
Total wireless revenue	$19,021	$19,203	(0.9)%	$75,622	$78,826	(4.1)%

Software revenue
License	$1,269	$1,650	(23.1)%	$7,202	$5,917	21.7%
Professional services	3,063	3,783	(19.0)%	12,565	17,161	(26.8)%
Hardware	585	573	2.1%	2,211	2,267	(2.5)%
Maintenance	9,317	9,335	(0.2)%	36,934	37,982	(2.8)%
Total software revenue	14,234	15,341	(7.2)%	58,912	63,327	(7.0)%
Total revenue	$33,255	$34,544	(3.7)%	$134,534	$142,153	(5.4)%

	For the three months ended December 31,			For the year ended December 31,
(Dollars in thousands)	2022	2021	Change (%)	2022	2021	Change (%)
GAAP
Operating expenses	$30,300	$55,355	(45.3)%	$134,296	$169,871	(20.9)%
Net income (loss)	$24,226	$(16,669)	245.3%	$21,856	$(22,180)	198.5%
Cash, cash equivalents, and short-term investments (as of period end)	$35,754	$59,582	(40.0)%	$35,754	$59,582	(40.0)%
Capital returned to stockholders	$6,162	$2,435	153.1%	$25,011	$10,025	149.5%

Non-GAAP
Adjusted operating expenses	$28,481	$39,535	(28.0)%	$123,396	$154,284	(20.0)%
Adjusted EBITDA	$5,647	$(3,788)	249.1%	$14,965	$(4,892)	405.9%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended December 31,			For the year ended December 31,
(Dollars in thousands, excluding units and service and ARPU)	2022	2021	Change (%)	2022	2021	Change (%)
Key Statistics
Wireless units in service	817	847	(3.5)%	817	847	(3.5)%
Wireless average revenue per unit (ARPU)	$7.50	$7.26	3.3%	$7.34	$7.30	0.5%
Software operations bookings(2)	$5,863	$7,329	(20.0)%	$24,692	$21,184	16.6%
Software maintenance bookings(3)	$9,547	$7,058	35.3%	$37,315	$35,902	3.9%
Software backlog (as of period end)	$43,966	$43,361	1.4%	$43,966	$43,361	1.4%
2) Software operations bookings includes net new (i.e. new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance, excluding sales of Spok Go and related services which were discontinued in early 2022.
3) Software maintenance bookings includes the renewal of maintenance and term license contracts.
Financial Outlook:
Regarding financial guidance, the Company expects the following for the full year 2023:

(Unaudited and in millions)	Current Guidance Full Year 2023
	From	To
Revenue
Wireless	$71.5	$74.5
Software	$57.5	$62.0
Total Revenue	$129.0	$136.5

Adjusted EBITDA	$24.0	$26.0
2022 Fourth Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Thursday, February 23, 2023, at 8:30 a.m. Eastern Standard Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Thursday, February 23, 2023, at 8:30 a.m. EST
Webcast:	https://www.webcast-eqs.com/spok_02232023_en/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.
* * * * * * * * *
About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses, adjusted EBITDA and adjusted EBITDA, excluding one-time costs related to the strategic business plan. Adjusted operating expenses excludes depreciation, amortization and accretion, impairment of intangible assets, severance and restructuring costs, and effects of capitalized software development costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation, amortization and accretion expense, stock-based compensation expense, impairment of intangible assets, severance and restructuring, and effects of capitalized software development costs. With respect to our expectations under "Financial Guidance" above, reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income (loss) that are excluded from adjusted EBITDA, in particular, income tax benefit / expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and /or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit

Spok.com

Exhibit 99.1
NEWS RELEASE
us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. Adjusted EBITDA excluding one-time costs related to the strategic business plan is a temporary Non-GAAP measure used by management to reflect our financial performance excluding material costs that are included within our financial statements due to the adoption of our new strategic business plan in early 2022. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; risks related to the COVID-19 pandemic; economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources;

Spok.com

Exhibit 99.1
NEWS RELEASE
continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the U.S. healthcare industry; the sales cycle of our software solutions and services can run from six to eighteen months, making it difficult to plan for and meet our sales objectives and bookings on a steady basis quarter-to-quarter and year-to-year; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; the reliability of our networks and servers and our ability to prevent cyber-attacks and other security issues and disruptions; unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets, amortizable intangible assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the year ended
	12/31/2022	12/31/2021	12/31/2022	12/31/2021
Revenue:
Wireless	$19,021	$19,203	$75,622	$78,826
Software	14,234	15,341	58,912	63,327
Total revenue	33,255	34,544	134,534	142,153
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	6,859	8,290	28,267	32,470
Research and development	2,281	4,851	13,625	17,514
Technology operations	6,800	7,331	27,412	28,844
Selling and marketing	3,667	5,356	16,296	21,083
General and administrative	8,874	11,104	37,796	43,531
Depreciation, amortization and accretion	938	2,694	3,571	10,446
Severance and restructuring	881	66	7,329	320
Goodwill and capitalized software development impairment	—	15,663	—	15,663
Total operating expenses	30,300	55,355	134,296	169,871
% of total revenue	91.1%	160.2%	99.8%	119.5%
Operating income (loss)	2,955	(20,811)	238	(27,718)
% of total revenue	8.9%	(60.2)%	0.2%	(19.5)%
Interest income	226	56	592	320
Other income	57	54	167	66
Income (loss) before income taxes	3,238	(20,701)	997	(27,332)
Benefit from income taxes	20,988	4,032	20,859	5,152
Net income (loss)	$24,226	$(16,669)	$21,856	$(22,180)
Basic net income (loss) per common share	$1.23	$(0.86)	$1.11	$(1.14)
Diluted net income (loss) per common share	1.21	(0.86)	1.09	(1.14)
Basic weighted average common shares outstanding	19,703,802	19,483,004	19,672,423	19,404,477
Diluted weighted average common shares outstanding	20,009,234	19,483,004	19,991,202	19,404,477
Cash dividends declared per common share	0.3125	0.1250	1.2500	0.5000

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	12/31/2022	12/31/2021

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$35,754	$44,583
Short-term investments	—	14,999
Accounts receivable, net	26,861	26,908
Prepaid expenses	6,849	6,641
Other current assets	587	922
Total current assets	70,051	94,053
Non-current assets:
Property and equipment, net	8,223	6,746
Operating lease right-of-use assets	13,876	15,821
Goodwill	99,175	99,175
Deferred income tax assets, net	52,398	31,653
Other non-current assets	754	706
Total non-current assets	174,426	154,101
Total assets	$244,477	$248,154

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,880	$5,292
Accrued compensation and benefits	11,628	13,948
Deferred revenue	26,274	25,608
Operating lease liabilities	5,096	5,405
Other current liabilities	4,573	4,745
Total current liabilities	53,451	54,998
Non-current liabilities:
Asset retirement obligations	7,237	6,355
Operating lease liabilities	10,604	11,883
Other non-current liabilities	1,107	1,227
Total non-current liabilities	18,948	19,465
Total liabilities	72,399	74,463
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	99,908	97,291
Accumulated other comprehensive loss	(1,909)	(1,588)
Retained earnings	74,077	77,986
Total stockholders' equity	172,078	173,691
Total liabilities and stockholders' equity	$244,477	$248,154

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the year ended
	12/31/2022	12/31/2021
Operating activities:
Net income (loss)	$21,856	$(22,180)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	3,571	10,446
Goodwill and capitalized software development impairment	—	15,663
Valuation allowance	(21,850)	—
Deferred income tax expense (benefit)	903	(5,483)
Stock-based compensation	3,827	7,239
Provisions for credit losses, service credits and other	1,777	1,162
Changes in assets and liabilities:
Accounts receivable	(1,757)	1,833
Prepaid expenses and other assets	(88)	2,594
Net operating lease liabilities	357	763
Accounts payable, accrued liabilities and other	(2,258)	(679)
Deferred revenue	118	(3,390)
Net cash provided by operating activities	6,456	7,968
Investing activities:
Purchases of property and equipment	(3,776)	(4,393)
Capitalized software development	—	(10,842)
Purchase of short-term investments	(14,967)	(44,990)
Maturity of short-term investments	30,000	60,000
Net cash provided by (used in) investing activities	11,257	(225)
Financing activities:
Cash distributions to stockholders	(25,011)	(10,025)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	—	132
Purchase of common stock for tax withholding on vested equity awards	(1,210)	(1,860)
Net cash used in financing activities	(26,221)	(11,753)
Effect of exchange rate on cash and cash equivalents	(321)	(136)
Net decrease in cash and cash equivalents	(8,829)	(4,146)
Cash and cash equivalents, beginning of period	44,583	48,729
Cash and cash equivalents, end of period	$35,754	$44,583
Supplemental disclosure:
Income taxes paid/(refunded)	$223	$(126)

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Account size ending units in service (000's)
1 to 100 units	50	51	53	54	55	57	58	59
101 to 1,000 units	147	147	149	150	154	154	155	163
>1,000 units	620	626	633	634	638	642	656	652
Total	817	824	835	838	847	853	869	874

Market segment as a percent of total ending units in service
Healthcare	85.4%	85.0%	85.0%	84.7%	84.7%	84.6%	84.5%	84.1%
Government	4.4%	4.1%	4.2%	4.7%	4.8%	4.8%	4.9%	4.8%
Large enterprise	4.0%	3.9%	4.0%	3.9%	3.9%	4.1%	4.1%	4.3%
Other(b)	6.1%	7.0%	6.8%	6.7%	6.6%	6.4%	6.4%	6.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$11.95	$11.80	$11.41	$11.52	$11.58	$11.67	$11.69	$11.72
101 to 1,000 units	8.66	8.44	8.27	8.24	8.30	8.38	8.35	8.33
>1,000 units	6.86	6.69	6.63	6.64	6.63	6.65	6.68	6.68
Total	$7.50	$7.40	$7.23	$7.24	$7.26	$7.29	$7.32	$7.34

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the year ended
	12/31/2022	12/31/2021	12/31/2022	12/31/2021
Operating expenses	$30,300	$55,355	$134,296	$169,871
Add back:
Depreciation, amortization and accretion	(938)	(2,694)	(3,571)	(10,446)
Goodwill and capitalized software development impairment	—	(15,663)	—	(15,663)
Capitalized software development costs	—	2,603	—	10,842
Severance and restructuring	(881)	(66)	(7,329)	(320)
Adjusted operating expenses	$28,481	$39,535	$123,396	$154,284

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended		For the year ended
	12/31/2022	12/31/2021	12/31/2022	12/31/2021
Net income (loss)	$24,226	$(16,669)	$21,856	$(22,180)
Add back:
Benefit from income taxes	(20,988)	(4,032)	(20,859)	(5,152)
Other income	(57)	(54)	(167)	(66)
Interest income	(226)	(56)	(592)	(320)
Depreciation, amortization and accretion	938	2,694	3,571	10,446
EBITDA	$3,893	$(18,117)	$3,809	$(17,272)
Adjustments:
Goodwill and capitalized software development impairment	—	15,663	—	15,663
Capitalized software development costs	—	(2,603)	—	(10,842)
Stock-based compensation	873	1,203	3,827	7,239
Severance and restructuring	881	66	7,329	320
Adjusted EBITDA	$5,647	$(3,788)	$14,965	$(4,892)